HEMACARE CORPORATION
                                                                 EXHIBIT 11

           Net Income (Loss) per Common and Common Equivalent  Share

                                                          Years Ended December 31,
                                                   1996             1995              1994
                                               ------------     ------------     ------------
                INCOME (LOSS)

Income from continuing operations              $(1,090,000)     $   480,000      $   676,000
Loss from discontinued operations                        -         (902,000)      (2,964,000)
Gain (loss) on disposal of discontinued
 operations, including provision for
 operating losses during phase-out period         600,000        (3,114,000)               -
                                               -----------      ------------     ------------
Net loss                                       $ (490,000)      $(3,536,000)     $(2,288,000)
                                               ===========      ============     ============

                PRIMARY

Weighted average number of shares
  outstanding                                   6,350,000         5,693,000        5,061,000
Dilutive common equivalent shares
 attributable to stock options (based on
 average market price)                                  -           122,000          170,000
Dilutive common equivalent shares
 attributable to  warrants (based on
 average market price)                                  -            29,000           10,000
                                               -----------      ------------     ------------
Total common and common equivalent
 shares-primary                                 6,350,000         5,844,000        5,241,000
                                               ===========      ============     ============

Primary income (loss) per share based
 on common  and common equivalent
 shares- primary:
Income from continuing operations              $    (0.17)      $     0.08       $      0.13
Loss from discontinued operations                       -            (0.15)            (0.57)
Gain (loss) on disposal of discontinued
 operations, including provision
 for operating losses during phase-
 out period                                          0.09            (0.53)               -
Net loss                                       -----------      -----------      ------------
                                               $    (0.08)      $    (0.60)      $     (0.44)
                                               ===========      ===========      ============

            FULLY DILUTED

Common  and common equivalent shares
 used in calculating primary earnings
 per share                                      6,350,000        5,844,000         5,241,000
Dilutive common equivalent shares
 attributable to stock options (based
 on higher of ending or average market
 price)                                                -             8,000             1,000
Dilutive common equivalent shares
 attributable to warrants (based on
 higher of ending or average market price)             -            10,000             3,000
                                               -----------     ------------      ------------
Total common and common equivalent shares
 - fully diluted                                6,350,000        5,862,000         5,245,000
                                               ===========     ============      ============

Fully diluted income (loss) per share
 based on common and common
 equivalent shares-fully diluted:
Income from continuing operations              $    (0.17)     $      0.08       $      0.13
Loss from discontinued operations                       -            (0.15)            (0.57)
Gain (loss) on disposal of discontinued
 operations, including provision for
 operating losses during phase-out period            0.09            (0.53)                -
                                               -----------     ------------      ------------
Net loss                                       $    (0.08)     $     (0.60)      $     (0.44)
                                               ===========     ============      ============
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